UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 22, 2007

GlobalSCAPE, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (210) 308-8267

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(1)                                  Merger Involving Independent Accountants

(i)                                     On January 22, 2007, we were informed by Helin, Donovan, Trubee & Wilkinson, LLP (“HDTW”), the independent registered public accounting firm for GlobalSCAPE (the “Company”), as follows:

(1)                                  HDTW has consummated a merger with Pohl, McNabola, Berg & Co., LLP (“PMB”). PMB is located in San Francisco, California, and is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is PMB Helin Donovan, LLP (“PMB+HD”).

(2)                                  We are required to file this Form 8-K as notification that PMB + HD succeeds HDTW as our independent registered auditor.

(ii)                                  HDTW’s reports on our consolidated financial statements as of and for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)                               Neither of the reports of HDTW on the Company’s financial statements for the two most recent fiscal years contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles.

(1)                                  During the Company’s two most recent fiscal years and through January 22, 2007, there were no disagreements with HDTW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HDTW, would have caused them to make reference thereto in their reports on the financial statements for such years.

(2)                                  During the Company’s two most recent fiscal years and through January 22, 2007, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(iv), except for GlobalSCAPE, Inc. filed Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2005, which was originally filed with the Securities and Exchange Commission on March 9, 2006 (“Original Form 10-K”).   GlobalSCAPE and its Board of Directors, after consultation with GlobalSCAPE’s independent registered public accounting firm, concluded that GlobalSCAPE would amend its Annual Report on Form 10-K for the year ended December 31, 2005 and restate its financial statements and financial information for the year ended December 31, 2005. The restatement adjustments correct revenue from maintenance and support (net of deferred revenues) for the year ended December 31, 2005. GlobalSCAPE mistakenly recorded $154,433 as current revenue which should have been recorded as deferred revenue. The correction of the error resulted in a decrease of $154,433 in GlobalSCAPE’s revenue as reported on GlobalSCAPE’s income statement and an increase of $154,433 to the previously stated deferred revenue on GlobalSCAPE’s balance sheet at December 31, 2005. The error was caused by a failure to properly code deferred revenue percentages on products introduced to our product line into our sales and order entry database. The error has been corrected.

GlobalSCAPE carried out an evaluation, under the supervision and with the participation of management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of GlobalSCAPE’s disclosure controls and procedures as of December 31, 2005.  Based on this evaluation, management concluded that GlobalSCAPE’s disclosure controls and procedures were not effective as of December 31, 2005, at the reasonable assurance level, because of the error made in the reporting of revenue from maintenance and support (net of deferred revenues) for the year ended December 31, 2005.  Notwithstanding this error that existed as of December 31, 2005, management has concluded that the restated consolidated financial statements included in GlobalSCAPE’s Annual Report on Form 10-K/A present fairly, in all material respects, the financial position, results of operation and cash flows of GlobalSCAPE in conformity with accounting principles generally accepted in the United States of America.

The Company believes that this restatement will be a one time occurrence and that moving forward its Controls and Procedures will once again be effective as the Company takes steps to implement changes to its process and system for accounting for deferred revenue.

(iv)                              The Company has requested that HDTW furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not HDTW agrees with the above statements. A copy of HDTW’s letter required by Item 304(a)(3) of Regulation S-K is filed as Exhibit 16 to this Form 8-K.

(2)                                  During the Company’s two most recent fiscal years and through January 22, 2007, neither the Company, nor anyone on its behalf, consulted with PMB regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or any matter that was either a subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

(3)                                  We have notified the members of our Audit Committee of the facts set forth in this report on Form 8-K, including the appointment of PMB + HD as our independent registered auditor and no member has disapproved of this appointment.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial statements of businesses acquired.

None

(b)                                 Pro forma financial information.

None

(c)                                  Shell company transactions.

None

(d)                                 Exhibits

16                                    Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Date: January 24, 2007	By:	/s/ Charles R. Poole
Charles R. Poole
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number		Sequential Page Number
16	Letter regarding change in certifying accountant.	4